UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 3, 2015

VAPOR CORP.

(Exact name of registrant as specified in its charter)

Delaware	001-36469	84-1070932
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

3001 Griffin Road

Dania Beach, Florida 33312

(Address of Principal Executive Office) (Zip Code)

(888) 766-5351

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

Effective March 4, 2015, Vapor Corp. (the “Company”) completed its acquisition of Vaporin, Inc., a Delaware corporation (“Vaporin”), pursuant to the Agreement and Plan of Merger (the “Merger Agreement”), dated December 17, 2014, by and between the Company and Vaporin. In accordance with the Merger Agreement, the Company acquired Vaporin through the merger of Vaporin with and into the Company (the “Merger”). The Company was the surviving company following the Merger. Upon consummation of the Merger, Emagine the Vape Store, LLC (“Emagine”), a Delaware limited liability company and a 50% owned subsidiary of each of the Company and Vaporin, became a wholly owned subsidiary of the Registrant. The closing of the Merger and the completion of the transactions described in the Merger Agreement was previously reported in the Company’s Current Report on Form 8-K (the “Initial 8-K”), filed with the SEC on March 5, 2015.

This Amendment No. 1 on Form 8-K/A amends the Initial 8-K to include the financial information referred to in Item 9.01(a) and (b), below, relating to the Merger. Pursuant to the instructions to Item 9.01 of Form 8-K, the Company hereby amends Item 9.01 of the Initial 8-K to include previously omitted financial statements and pro forma financial information. The information previously reported in the Initial 8-K is hereby incorporated by reference into this Form 8-K/A.

Item 9.01   Financial Statements and Exhibits.

(a) Financial statements of businesses acquired.

Audited financial statements of Vaporin for the years ended December 31, 2014 and December 31, 2013.

(b) Pro Forma financial information.

Unaudited combined pro forma financial information as of and for the year ended December 31, 2014 are included below.

(c) Not applicable

(d) Exhibits

The following exhibits are filed as part of this report:

Exhibit No.	Exhibit

99.1	Audited financial statements of Vaporin for the years ended December 31, 2014 and December 31, 2013.

99.2	Unaudited combined pro forma financial information as of and for the year ended December 31, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VAPORIN, INC.

Date: May 20, 2015	By:	/s/ James Martin
	Name:	James Martin
	Title:	Chief Financial Officer